                                                                   EXHIBIT 10.10

                            HOBBS BROOK OFFICE PARK

                             Waltham, Massachusetts

                         LEASE dated September 26, 1994

                                   ARTICLE I

                                 REFERENCE DATA

     1.1  SUBJECTS REFERRED TO
          --------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD:  Middlesex Mutual Building Trust

LANDLORD'S ADDRESS:  P.O. Box 9198
                     Waltham, Massachusetts  02254-9198
                     Attention:  Real Estate Manager

TENANT:  Credit Technologies, Inc.

TENANT'S ORIGINAL ADDRESS:

ESTIMATED TERM COMMENCEMENT DATE:  October 1, 1994

TERM COMMENCEMENT DATE:  As defined in Section 2.4

TERM EXPIRATION DATE:  Six years from the Term Commencement Date

ANNUAL FIXED RENT:  $555,714.00

BASE OPERATING EXPENSES PER SQUARE FOOT OF RENTABLE FLOOR AREA: Actual Operating Expenses per square foot of rentable floor area for calendar year 1995.

BASE TAXES PER SQUARE FOOT OF RENTABLE FLOOR AREA: Actual Taxes per square foot of rentable floor area for calendar year 1994.

LAND: The land upon which the Building is situated including parking areas, garages, drives, walks, landscaped areas and other common areas serving the Building.

BUILDING: The entire building known and numbered as 235 Wyman Street, Waltham, Massachusetts and all improvements on the Land but excluding any parking garage.

TOTAL RENTABLE FLOOR AREA OF BUILDING:  104,429 square feet.

PREMISES:  The space delineated on Exhibit A.

RENTABLE FLOOR AREA OF PREMISES:  27,108 square feet.

PERMITTED USES:  General Office

PUBLIC LIABILITY INSURANCE:  $1,000,000.00

BROKER:  R.M. Bradley & Co., Inc. and Meredith & Grew

TENANT'S AUTHORIZED REPRESENTATIVE:

     1.2   EXHIBITS
           --------

     The following is a list of Exhibits attached to this Lease.

           Exhibit A.     Plan Premises.

           Exhibit B.     Tenant Standard Build Out Specifications.

           Exhibit C.     Landlord's Cleaning Specifications.


                                  ARTICLE II

                        PREMISES; TERM; RENT; OPERATING
                           EXPENSES; AND ELECTRICITY

     2.1  PREMISES AND EXCLUSIONS
          -----------------------

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises exclude common areas and facilities of the Building, including without limitation exterior faces of exterior walls, the common stairways and stairwells, entranceways and any lobby and courtyard areas, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

     This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable.

          2.1.1  RIGHT OF REFUSAL FOR SPACE IN BUILDING
                 --------------------------------------

     Subject to the rights of existing tenants, simultaneously with any offer to lease space in the Building to any third party, Landlord shall offer to lease such space to Tenant on the same terms and conditions as contained herein, except (a) Tenant shall lease the space in question for a time period coterminous with the term of this Lease, as it may be extended and (b) Fixed Annual Rent shall be equal to the then prevailing market rate for space in the Building.

     Any offer by Landlord under this Section 2.1.1 may be accepted by Tenant by notice given within 10 days of receipt of

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Landlord's offer.  In the event that Tenant accepts any offer by Landlord under this section, the leasing of such additional space shall be documented by an Amendment to this Lease. Tenant's rights under this Section 2.1.1 shall be rendered void, at Landlord's election, if Tenant is in default (after expiration of any applicable notice and cure period) at the time Landlord offers any space to a third party or at the time Tenant's lease of any space under this Section
2.1.1 would otherwise commence.

     2.2  APPURTENANT RIGHTS
          ------------------

     Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies, corridors, stairways, elevators and loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) all other areas or facilities in the Building from time to time intended for general use by Tenant, other Building tenants, and Landlord.

     2.3  RESERVATIONS
          ------------

     Landlord reserves the right from time to time, without unreasonable interruption (except in emergency) of Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building; and (b) to alter or relocate any other common facility, including without limitation any lobby and courtyard areas. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

     2.4  TERM
          ----

     The Term shall begin at 12:01 a.m. on the earlier to occur of the following
(a) or (b), which date shall be the "Term Commencement Date," and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1.

          (a) The date Tenant enters into possession of all or any portion of the Premises for the conduct of its business. (The event described in the prior sentence shall not be deemed to occur by virtue of the installation or testing of computers or other equipment or the installation of other property of Tenant in the Premises.)

          (b) The date the Premises are deemed ready for occupancy as defined in Section 3.2.

          2.4.1  EXTENSION OPTION.  Tenant shall have the option to extend the
                 ----------------
Term for one additional four year extension term (the "Extension Term") by notice given to Landlord at least eight months before the Term Expiration Date. Tenant's election shall be exercised, and Annual Fixed Rent for the Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for the Extension Term, Tenant shall have no further extension rights hereunder.

     Tenant's option so to extend the Term shall be void, at Landlord's election, if Tenant is in default (continuing beyond any applicable cure period) at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. Any extension of the Term shall be applicable to the entire Premises. During the Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term.

     During the Extension Term, Tenant shall pay Annual Fixed Rent equal to the then prevailing market rate for a four year lease of office space in the greater Boston, Massachusetts "Metro-West" area comparable to the Premises in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant.

     Landlord shall notify Tenant of its estimate of the prevailing market rate within ten (10) days after Tenant exercises the extension option. Tenant shall have the option to accept or reject by written notice Landlord's estimate, or to withdraw its exercise of the extension option. In the event Tenant rejects Landlord's estimate then the prevailing market rate shall be arbitrated in accordance with the following procedure. Each of Landlord and Tenant, within twenty (20) days after notice by Tenant disputing Landlord's estimate of the prevailing market rate, shall appoint as an arbitrator an MAI appraiser with at least ten years experience as an appraiser of Boston office buildings, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association ("AAA") for appointment of such an arbitrator if the arbitrator has not been appointed within five business days after notice of such failure has been given to the delinquent party. The two arbitrators shall, within five business days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then both arbitrators together may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA insofar as such rules are not inconsistent with

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the provisions of this Lease (in which case the provisions of this Lease shall govern), and the arbitrators shall be charged to reach a majority decision in accordance with the standards provided in this Lease. The prevailing market rent rate shall be in accordance with the arbitrators' decision. The cost of the arbitration (exclusive of each party's witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

     For any portion of the Extension Term during which the prevailing market rent is in dispute hereunder, Tenant shall make payment on account of Annual Fixed Rent at the rate payable for the preceding lease year and the parties shall adjust for over or under payments within twenty days after the decision of the arbitrators is announced.

     Promptly after the Annual Fixed Rent is determined for the Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Annual Fixed Rate.]

     2.5  ANNUAL FIXED RENT
          -----------------

     Tenant covenants and agrees to pay the Annual Fixed Rent in Section 1.1 to Landlord in advance in equal monthly installments on the first day of each calendar month during the Term. All payments shall be due without billing or demand and without deduction, setoff or counterclaim. In order to induce Tenant to enter into and perform this Lease, Landlord waives payment of Annual Fixed Rent for the first two full months of the term. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at its Address, both as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

     2.6  ADDITIONAL CHARGES - OPERATING EXPENSES AND TAXES
          -------------------------------------------------

          2.6.1  ADDITIONAL CHARGES - GENERAL COVENANT.  Tenant covenants and
                 -------------------------------------
agrees to pay to Landlord, as additional charges, (i) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Operating Expenses per square foot of Rentable Floor Area over Base Operating Expenses per Square Foot of Rentable Floor Area and (ii) an amount equal to the product of (a) the Rentable Floor Area of the Premises and
(b) the excess (if any) of Landlord's Taxes per square foot of Rentable Floor Area over Base Taxes Per Square Foot of Rentable Floor Area, provided that if less than the Total Rentable Floor Area of the Building is occupied at any time during such period, Landlord may reasonably extrapolate variable components of Landlord's Operating Expenses as though the Total Rentable Floor Area of the Building had been occupied at all times during such period.

     Appropriate adjustments (including adjustments in Base Operating Expenses Per Square Foot of Rentable Floor Area and Base Taxes Per Square Foot of Rentable Floor Area, which are quoted on an annual basis in Section 1.1) shall be made for any portion of a year at the beginning or end of the Term or for any year during which changes occur in the percentage of occupancy of the Building.

          2.6.2  PAYMENT.  Additional charges for Operating Expenses and Taxes
                 -------
under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year. Landlord may from time to time revise such estimates based on available information relating to Landlord's Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Within 90 days after the end of each calendar year, Landlord will provide Tenant with an accounting of Landlord's Operating Expenses and Taxes and other data necessary to calculate additional charges hereunder for such calendar year prepared in accordance herewith and otherwise in accordance with generally accepted accounting principles. Such statement shall be conclusive between the parties unless fraudulently prepared. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of additional charges due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of additional charges due under this Section 2.6, provided there are no outstanding amounts due Landlord under this Lease at such time.
Any underpayments by Tenant shall be due and payable within ten (10) days of delivery of Landlord's statement. All amounts due under this Section 2.6.2 shall be payable without any abatement, counterclaim, set-off or deduction, and the obligations of Tenant to pay the additional charges shall survive the expiration of the Term. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences.

          2.6.3  "LANDLORD'S OPERATING EXPENSES" - DEFINITION.  "Landlord's
                 ---------------------------------------------
Operating Expenses" means all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Building, and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes and so-called "fringe benefits"; (ii) building services furnished to tenants of the Building at Landlord's expense (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance and repair of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their Premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer and snow removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) costs of operating any cafeteria, other food services facility, or physical fitness facility for use of tenants generally; and (vi) management fees. If Landlord, in its sole discretion, installs a new or replaced capital item for the purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer, or otherwise relating to the operation of the Building, the cost of such item amortized over a reasonable period with interest shall be included in Landlord's Operating Expenses. Landlord's Operating Expenses shall not include any costs or expenses incurred by Landlord in the construction and development of the Building including construction for tenants; payments of principal, interest or other charges on mortgages; and salaries of executives or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations).

     2.6.4  "LANDLORD'S TAXES"-DEFINITION.   "Landlord's Taxes" means all taxes,
            ------------------------------
assessments and similar charges assessed or imposed on the Land for the then current calendar year by any governmental authority attributable to the Building (and, in the case of 404 Wyman Street, the parking garage) (including personal property associated therewith). The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges shall be included in Landlord's Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon Building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

     2.7  ELECTRICITY
          -----------

     Landlord shall furnish to Tenant throughout the Term electricity for the operation of lighting fixtures, and 120 volt current for the operation of normal office fixtures and equipment, but excluding any high energy consumption equipment. Tenant covenants and agrees to pay, as an additional charge, the cost of such electricity, which shall be separately metered and billed to Tenant monthly.

                                  ARTICLE III

                           CONSTRUCTION OF PREMISES

     3.1  COMPLETION DATE
          ---------------

     Subject to delay by causes beyond the reasonable control of Landlord or caused by action or inaction of Tenant, Landlord shall endeavor, in good faith, to have the Premises ready for Tenant's occupancy on the Estimated Term Commencement Date. Landlord's failure to have the Premises ready for Tenant's occupancy on the Estimated Term Commencement Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord's default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant's obligations associated therewith.

     3.2  WHEN PREMISES DEEMED READY
          --------------------------

     The Premises shall be conclusively deemed ready for Tenant's occupancy as soon as the obligations of Landlord as hereinafter specified have been substantially completed by Landlord insofar as is practicable in view of delays or defaults, if any, of Tenant or its contractors. The Premises shall be deemed to be ready for Tenant's occupancy if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy is (i) due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof,
(ii) cause in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (iii) caused in whole or in part by delay and/or default on the part of Tenant or its contractors. If the Premises are deemed ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of the Premises for the conduct of its business until the Premises are in fact actually ready for such occupancy, notwithstanding the fact, because the Premises shall have as above stated been deemed ready for such occupancy, that the Term hereof shall on that account have commenced. Landlord's architect's certificate of substantial completion, or of any other facts pertinent to this Section 3.2, shall be deemed conclusive of the statements therein contained and binding upon Tenant. Any of Landlord's work in the Premises not fully completed on the Commencement Date shall thereafter be so completed with reasonable diligence by Landlord.

     3.3  PLANS AND SPECIFICATIONS
          ------------------------

     Tenant shall be responsible to work with Landlord's architect in the preparation of architectural, mechanical and electrical construction drawing, plans and specifications (the "Plans") necessary to lay out the Premises for Tenant's occupancy. Tenant shall in a timely manner supply Landlord with all information necessary to enable Landlord's architects to prepare the Plans and shall promptly approve plans, specifications and estimates when so requested by Landlord.

     3.4  CONSTRUCTION OF PREMISES
          ------------------------

     Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare the Premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed substantially in accordance with the Plans by contractors employed by Landlord.

     3.5  QUALITY AND COST OF MATERIALS
          -----------------------------

     Landlord shall bear all costs, not in excess of $15.00 per rentable square foot of the Premises, of materials and workmanship to be furnished and installed by Landlord in accordance with building standard as detailed and defined in Exhibit "B". Tenant shall bear all other costs of preparing the Premises for its occupancy and shall pay such costs to Landlord upon request as an additional charge hereunder.

     3.6  TENANTS DELAY-ADDITIONAL COSTS
          ------------------------------

     If Tenant fails or omits to make timely submission to Landlord of the information referred to in Section 3.3, or other pertinent information, or delays in submitting any other plans or specifications, or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or otherwise, any additional costs to Landlord in connection with the completion of the Premises in accordance with the terms of this Lease shall be promptly paid by Tenant to Landlord as an additional charge, if such additional cost is the result of such failure, omission or delay of Tenant. For the purposes of the preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the Premises in accordance with the terms of this Lease had there been no such failure, omission or delay. Nothing contained in this Section 3.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to
Section 3.2.

     3.7  ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE
          -----------------------------------------------

     With Landlord's prior written consent, Tenant shall have the right to enter the Premises prior to the Term Commencement Date, without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant. Such right of entry shall be deemed a license from Landlord to Tenant, and entry thereunder shall be at the risk of Tenant.

     3.8  CONCLUSIVENESS OF LANDLORD'S PERFORMANCE
          ----------------------------------------

     By taking possession of the Premises, Tenant accepts the improvements in the condition in which they may then be, and waives any right or claim against Landlord arising out of the condition of the Premises, including the improvements thereon, the appurtenances thereto, and the equipment thereof, except defects in the workmanship and/or materials. Tenant shall be deemed to have waived any right or claim against Landlord arising out of a defect in workmanship and/or materials on the date 9 months following the date on which the Premises were ready for Tenant's occupancy if Tenant has not then given written notice of such defect to Landlord.

                                  ARTICLE IV

                             LANDLORD'S COVENANTS

     4.1  LANDLORD'S COVENANTS
          --------------------

          4.1.1  BUILDING SERVICES.  Landlord shall furnish services, utilities,
                 -----------------
facilities and supplies set forth in this Section 4.1.1 and in Exhibit C. Exhibit C is intended to add detail to the provisions of the main body of the Lease, and in case of conflict, the provisions of the main body of the Lease shall control. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord determines that Tenant's use or occupancy of the

Premises necessitates the same (for example where the condition of the Premises necessitates additional cleaning services), and, in either case, the cost of the same at reasonable rates from time to time established by Landlord shall constitute additional charges, payable upon billing.

          4.1.1.1  WATER CHARGES.  Landlord shall furnish hot and cold water for
                   -------------
ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may assess on tenant reasonable charges for additional water.

          4.1.1.2  ELEVATOR SERVICE.  Landlord shall provide necessary elevator
                   ----------------
facilities on Mondays through Fridays excepting legal holidays from 8:00 a.m. to 1:00 a.m. and on Saturdays from 8:00 a.m. to 11:00 p.m. (such hours on such days being referred to as "business days") and have at least one elevator serving the Premises in operation available for Tenant's non-exclusive use at all other times.

          4.1.1.3  CLEANING.  Landlord shall cause the common areas and the
                   --------
office areas of the Premises to be kept reasonably clean provided the same are maintained and kept in good order by Tenant. Cleaning standards shall be in accordance with Exhibit C.

          4.1.1.4  HEAT AND AIR-CONDITIONING.  Landlord shall, through the
                   -------------------------
Building heating and air-conditioning system, furnish to and distribute in the Premises heat during the normal heating season on business days and air-conditioning on business days when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the capacity of the equipment presently installed in the Building. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment and facilities will be installed and maintained by Landlord at Tenant's sole cost, but only to the extent that the same are compatible with the Building and its mechanical systems.

          4.1.1.5  ENERGY CONSERVATION.  Tenant agrees to cooperate with
                   -------------------
Landlord and to abide by all Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, program and measures as may be in Landlord's judgment necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary to comply with applicable codes, rules, regulations or standards.

          4.1.2  REPAIRS.  Except as otherwise provided in this Lease, and
                 -------
except for repairs to items referred to below necessitated by Tenant's act or neglect (which shall be Tenant's repair obligation under Section 5.1), Landlord shall make such repairs to the roofs, exterior walls, exterior windows, floor slabs, core walls, and common areas and facilities in the Building as may be necessary to keep them in good condition.

          4.1.3  QUIET ENJOYMENT.  Landlord covenants that Tenant, on paying the
                 ---------------
rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

     4.2  INTERRUPTION
          ------------

     Exception for Landlord's negligence, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur. If Landlord is prevented or delayed from performing any covenant by reason of any cause reasonably beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by Tenant that such failure constitutes eviction from the Premises. In no event shall Landlord be liable for direct or consequential damages arising out of any default by Landlord.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant's use of the Premises by reason thereof.

                                   ARTICLE V

                         TENANT'S ADDITIONAL COVENANTS

     5.1  MAINTENANCE AND REPAIR
          ----------------------

     Except for damage by fire or casualty and reasonable wear, Tenant shall at all times keep the Premises in good order and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant's obligation to maintain floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, lights and light fixtures, drains and the like, and clean the Premises to the extent such cleaning is not to be performed by Landlord under Exhibit C.

     5.2  USE, WASTE AND NUISANCE
          -----------------------

     Throughout the Term, Tenant shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any common portion of the Building. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Building or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional charges. Tenant may not without Landlord's consent install in the Premises any pay telephones, vending machines, water fountains, refrigerators, sinks or cooking equipment provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees which are customary for office employees if Landlord determines that special venting or other special alterations are not required in connection therewith.

     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials except in compliance with law. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises, and if the requirement applies to the Building generally, then such costs shall be included in Landlord's Operating Expenses. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.

     5.3  RULES AND REGULATIONS
          ---------------------

     Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated by Landlord for the care and use of the Premises and the Building.

     5.4  SAFETY APPLIANCES
          -----------------

     Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord, and, subject to Section 5.10, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant's particular activities.

     5.5  INDEMNIFICATION
          ---------------

     Tenant shall indemnify, save harmless and defend Landlord, Landlord's employees, agents, independent contractors and invitees, and any mortgagee (collectively, "Indemnitees") from all liability, claim, or cost (including reasonable fees of legal counsel of the Indemnitee's choice against whom Tenant makes no reasonable objection) arising in whole or in part out of any injury, loss or damage to any person or property while on the Premises, or in transit thereto or therefrom, or out of any condition within the Premises if not due to negligence of Landlord, or out of any breach of any Lease covenant by or any act or omission of Tenant or Tenant's employees, agents, independent contractors or invitees, in each case paying the same to Landlord on demand as additional rent. The covenants of this Section shall survive the termination of the Term. In addition to the foregoing, Landlord may make all repairs and replacements to the Building resulting from acts or omissions of Tenant's employees, agents, independent contractors or invitees (including damage and breakage occurring when Tenant's property is being moved into or out of the Building) and Landlord may recover all costs and expenses thereof from Tenant on demand as additional rent, to the extent not insured against.

     5.6  INSURANCE
          ---------

     Tenant shall maintain throughout the Term (and such further time as Tenant or any person claiming through Tenant occupies any part of the Premises or has any liability for matters arising during the Term and such further time) in a responsible company or companies approved by Landlord, comprehensive public liability insurance against all claims for injury to persons or property in connection with Tenants use of the Premises or the Land or Building and in form satisfactory to Landlord, insuring Landlord and parties designated from time to time by Landlord as additional insureds in an amount not less than the amount specified in Section 1.1 (as such amount may, from time to time, be reasonably increased by Landlord to correspond to similar buildings in the Greater Boston area). Such insurance shall provide that it will not be subject to cancellation, termination, or change except after at least 30 days' prior written notice to Landlord and parties designated by Landlord. The policy or policies, or a duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with Landlord and additional insureds at the beginning of the Term and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional rent, the premium cost thereof upon demand.

     5.7  TENANT'S PROPERTY
          -----------------

     All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord. The parties acknowledged that damage or destruction may result from acts of cleaning personnel and employees of other independent contractors of Landlord working in and around the Premises and that Tenant shall bear the risk and cost thereof unless Landlord has been negligent in the selection of such persons.

     5.8  ENTRY FOR REPAIRS AND INSPECTIONS
          ---------------------------------

     Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant's expense any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, and to show the Premises to prospective tenants during the eighteen months preceding expiration of the Term and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises or in the Building, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency. Landlord shall give Tenant reasonable notice prior to any such entry (except in the case of an emergency) and shall use reasonable efforts to avoid interfering with Tenant's use of the Premises during the course of such entry, provided, however, that Landlord shall be under no obligation to conduct any such entry during overtime periods or incur other premium pay expense.

     5.9  ASSIGNMENT, SUBLETTING
          ----------------------

     Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all or any of the foregoing actions are referred to as "Subleases" and all or any of assignees, subtenants, licensees, and other such parties are referred to as "Subtenants") without obtaining, on each occasion, the prior consent of the Landlord, which consent shall not be unreasonably withheld. Unless Landlord's consent specifically provides otherwise with respect to a particular proposed Subtenant, Tenant shall not offer to make or enter into negotiations with respect to a Sublease to any of the following: (i) a tenant in the Hobbs Brook Office Park; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Hobbs Brook Office Park; (iii) any entity owned by, owning, or affiliated with, directly or indirectly, any tenant or party described in clauses (i) and (ii) hereof; or (iv) any party which would be of such type, character or condition as to be inappropriate, in Landlord's judgment, as a tenant for a first class office building. Tenant shall not, without Landlord's approval, offer to make or make a Sublease of all or any portion of the Premises unless the aggregate rent and other charges payable to Tenant under such Sublease equal or exceed the greater of (i) aggregate rent and other charges payable hereunder (pro-rated for a Sublease of less than all of the Premises), or (ii) the then prevailing rent rate being quoted for comparable space in Hobbs Brook Office Park. Tenant's request for consent to a Sublease shall include a copy of the proposed Sublease instrument, if available, or else a statement of the proposed Sublease in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Subtenant. Landlord shall have the option (but not the obligation) to terminate the Lease with respect to the portion of the Premises which Tenant proposes to Sublease effective upon the date of the proposed Sublease by giving Tenant notice of such termination within 60 days after Landlord's receipt of Tenant's request. If Tenant does make a Sublease hereunder, and if the aggregate rent and other charges payable to Tenant under and in connection with such Sublease (including without limitation any amounts paid for leasehold improvements or on account of Tenant's costs associated with such Sublease) exceed the rent and other charges paid hereunder with respect to the space in question, Tenant shall pay to Landlord, as an additional charge, the amount of such excess.

     Tenant shall pay to Landlord, as an additional charge, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed Sublease, including fees for review of documents and investigations of proposed Subtenants. Notwithstanding any such Sublease, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

     If Tenant enters into any Sublease with respect to the Premises (or any part thereof), Landlord may, at any time and from time to time, require that such Subtenant agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligation undertaken by or attributable to such Subtenant, for the performance of Tenant's agreements under this Lease (including payment of rent and other charges under the Sublease), and every Sublease shall so provide. Landlord may collect rent and other charges from the Subtenant and apply the net amount collected to the rent and other charges hereunder, but no assignment or collection shall be deemed a waiver of the provisions of Section 5.9, or the acceptance of the Subtenant, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Sublease shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Sublease.

     5.10 ALTERATIONS
          -----------

     Except as provided in ARTICLE III with respect to initial construction, Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord and only in accordance with complete construction documents approved in advance by Landlord. All such alterations, additions and improvements shall be done only by contractors approved in advance by Landlord. Tenant shall obtain all necessary permits before undertaking any such alterations, additions or improvements and shall carry such insurance and obtain such payment, performance and lien bonds as Landlord shall require. Any alterations, additions and improvements to the Premises, except movable furniture and trade fixtures, shall belong to Landlord. All alterations, additions and improvements to the Premises shall be at Tenant's sole cost. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building which is claimed to be attributable to

Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall discharge the same by payment or filing any necessary bond within 10 days after Tenant has notice (from any source) of such lien. Landlord's approval of the construction documents shall signify Landlord's consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein.

     5.11 SURRENDER
          ---------

     At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all alterations and additions thereto and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and partitions, in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except such alterations and additions as Landlord shall direct Tenant to remove, the Premises and improvements to be in the condition in which the same are required to be maintained under Section 5.1. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises clean and tenantable. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant's property in a public warehouse at the risk of Tenant. If such items are not removed from storage within thirty (30) days, such items may be sold by any customary methods in order to pay storage costs and other expenses of Landlord. The expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord.

     5.12 PERSONAL PROPERTY TAXES
          -----------------------

     Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon Tenant's personal property in the Premises, no matter to whom assessed (including, without limitation, fixtures and equipment).

                                   ARTICLE VI

                              CASUALTY AND TAKING

     6.1  DAMAGE BY FIRE OR CASUALTY
          --------------------------

     If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired such damage. All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant's expense to the extent that the cost of such repairs are less than the deductible amount in Landlord's insurance policy. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

     If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord's judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Fixed Rent and additional charges for Operating Expenses shall be apportioned as of such date.

     6.2  CONDEMNATION - EMINENT DOMAIN
          -----------------------------

     In case during the Term all or any substantial part of the Premises or the Building are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given to Tenant within 90 days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.10), into proper condition for use and occupation and a just proportion of the Fixed Rent and additional charges for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional charges for Operating Expenses shall be abated for the remainder of the Term.


     6.3  EMINENT DOMAIN AWARD
          --------------------

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or the leasehold hereby created, or any one or more of them accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. Nothing contained in this Section shall prevent Tenant from bringing a separate action or proceeding for compensation for any of Tenant's property taken and Tenant's moving expenses.

                                  ARTICLE VII

                                    DEFAULT

     7.1  TERMINATION FOR DEFAULT OR INSOLVENCY
          -------------------------------------

     This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, (a) in the case of rent or payment of additional charges or any sum due Landlord hereunder, for more than ten (10) days, or (b) in any other case, after notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days after Landlord's notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun within such 30-day period and such delay does not cause increased risk of damage to person or property), or (2) if three or more notices under clause (1) hereof are given in any twelve month period (failure to pay rent or any other sum for more than 3 days after the particular due date shall have the same effect under this clause (2) as such a notice); (3) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property or the property of any guarantor of Tenant's obligations hereunder ("Guarantor") for the benefit of creditors; or
(4) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's or the Guarantor's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or the Guarantor under any bankruptcy law or is filed against Tenant or the Guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord's termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant's personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord's option (the exercise of such option shall be indicated by the inclusion of the words "notice to quit" in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Landlord and Tenant waive trial by jury in any action to which they are parties.

     7.2  REIMBURSEMENT OF LANDLORD'S EXPENSES
          ------------------------------------

     In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); all of Landlord's then unamortized cost of special inducements provided to Tenant (including without limitation rent holidays, rent waivers, above building standard leasehold improvements, and the like) and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

     7.3  DAMAGES
          -------

     Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional charges under Section 2.6 is to be deemed constant for each year thereafter.
The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional charges which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in
Section 7.2 which have not been reimbursed by Tenant thereunder).

     7.4  MITIGATION
          ----------

     Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

     7.5  CLAIMS IN BANKRUPTCY
          --------------------

     Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

     7.6  INTEREST ON UNPAID AMOUNTS
          --------------------------

     If any payment of Annual Fixed Rent, additional charges, or other payment due from Tenant to Landlord is not paid within ten (10) days of the due date, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount equal to 1.5% of the amount in question for each month and for each part thereof during which said delinquency continues; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

     7.7  VACANCY DURING LAST SIX MONTHS
          ------------------------------

     If Tenant vacates substantially all of the Premises (or substantially all of any major portion of the Premises, including a floor thereof) at any time within the last 6 months of the Term, Landlord may enter the Premises (or such portion) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Annual Fixed Rent or additional charges with respect to the Premises (or such portion), which obligations shall continue without abatement until the end of the Term.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  HOLDOVER
          --------

     If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be an a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at a monthly fixed rent equal to one and one-half times the Fixed Rent due hereunder for the last month of the Term, and otherwise subject to all the covenants and conditions (including obligations to pay additional charges under Section 2.6) of this Lease as though it had originally been a monthly tenancy. Notwithstanding the foregoing, if Landlord desire to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof or by any legal process in force in The Commonwealth of Massachusetts.

     Notwithstanding the establishment of any holdover tenancy following the expiration or earlier termination of the Term, if Tenant fails promptly to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless and indemnified against any claim, loss, cost or expense (including reasonable attorneys' fees) arising out of Tenant's failure promptly to vacate the Premises (or any portion thereof).

     8.2  ESTOPPEL CERTIFICATES
          ---------------------

     At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord, within ten (10) days after such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request.

     8.3  NOTICE
          ------

     Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly served if and when hand delivered or if and when mailed prepaid certified mail (in either case, whether or not accepted for delivery). Communications to Tenant shall be addressed to Tenant's Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises. Communications to Landlord shall be addressed to the Address of Landlord set forth in Section 1.1. Either party may from time to time designate other addresses within the continental United States by notice to the other.

     8.4  LANDLORD'S RIGHT TO CURE
          ------------------------

     At any time and without notice, Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease. Whenever Landlord chooses to do so, Tenant shall pay all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees and interest as provided in Section 7.6.

     8.5  SUCCESSORS AND ASSIGNS
          ----------------------

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Subtenants of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

     8.6  BROKERAGE
          ---------

     Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Hobbs Brook Office Park except for any broker designated in Section 1.1. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense, or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

     8.7  WAIVER
          ------

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.3, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional charges with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.8  ACCORD AND SATISFACTION
          -----------------------

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional charges then due shall be deemed to be other than on account of the earliest installment of such rent and charges due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

     8.9  REMEDIES CUMULATIVE
          -------------------

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

     8.10 PARTIAL INVALIDITY
          ------------------

     If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.11 WAIVERS OF SUBROGATION
          ----------------------

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

     8.12 ENTIRE AGREEMENT
          ----------------

     This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

     8.13 NO AGREEMENT UNTIL SIGNED
          -------------------------

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

     8.14 TENANT'S AUTHORIZED REPRESENTATIVE
          ----------------------------------

     Tenant designates the person named from time to time as Tenant's Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representative or by Tenant's president.

     8.15 NOTICE OF LEASE
          ---------------

     Landlord and Tenant agree not to record this Lease. Both parties will, at the request of either, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording and a description of Tenant's expansion and extension option. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease on Tenant's name if Tenant fails to do so within 10 days after request therefor.

     8.16 TENANT AS BUSINESS ENTITY
          -------------------------

     If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their corporate capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (v) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warrant and representation shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

     8.17 RELOCATION
          ----------

     If the Premises contain 2,000 rentable square feet or less, Landlord reserves the right to relocate the Premises to comparable space within the Building by giving Tenant prior notice of such intention to relocate. If within one month after receipt of such notice Tenant has not agreed with Landlord on the space to which the Premises are to be relocated, the timing of such relocation and the terms of such relocation, then Landlord shall have the option either to withdraw its relocation notice or to terminate this Lease on a date which is at least 60 days after the date of the original notice (such date to take effect as though the Lease had then expired).

     If Landlord and Tenant do so agree on relocation, then, effective on the date of such relocation, this Lease shall be amended by deleting the description of the original Premises and the Rentable Floor Area of Premises set forth in
Section 1.1 and substituting therefor information relating to such relocation space. Landlord agrees to pay the reasonable cost of moving Tenant to such other space and finishing such space to a condition comparable to the then condition of the Premises.

     8.18 MISCELLANEOUS PROVISIONS
          ------------------------

     This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases "persons acting under Tenant" or "persons claiming under Tenant" or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Subtenant of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto.

                                  ARTICLE IX

               LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING

     9.1  LANDLORD'S LIABILITY
          --------------------

     Tenant agrees from time to time to look only to Landlord's interest in the Land and Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the

Land and Building of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's interest described above.

     In no event shall Landlord ever be liable for any indirect or consequential damages.

     9.2  ASSIGNMENT OF RENTS
          -------------------

     If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

          (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

          (ii) Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure and, with respect to obligations regarding return of the security deposit, only upon receipt of the funds constituting such security deposit;

          (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, as aforesaid;

          (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have sixty (60) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such sixty-day period, then such holder shall have such additional time as may be necessary to cure such default, if within such sixty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

     In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

     Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.

                                   ARTICLE X

                       SUBORDINATION AND NON-DISTURBANCE

     This Lease shall be subject and subordinate to any mortgages that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior rights to insurance proceeds and the disposition thereof under the mortgage; (ii) the prior rights to condemnation awards and the disposition thereof under the mortgage; and (iii) intervening liens. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments may be required by the mortgagee (or mortgagees) to acknowledge such subordination or priority in recordable form, and if Tenant fails to do so within ten (10) days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, in its name, place and stead to do so.

                                  ARTICLE XI

                                    PARKING

     11.1 GENERAL
          -------

     Landlord agrees to provide free of charge an automobile parking area during the term of this Lease for the benefit and use of the customers and employees of Tenant, and other tenants and occupants of the Building. Wherever the words "automobile parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designated for parking. Landlord shall keep the automobile parking area neat, clean and in good repair, properly lighted and landscaped. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, servants and employees. Landlord shall have the right to establish and enforce against all users of the automobile parking area, such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the automobile parking area, including the hours during which the automobile parking area shall be open for use.

     Landlord may establish for the automobile parking area, a system or systems of charged validation or other operation including, but not limited to, a system of charges against nonvalidated parking checks of users. Tenant shall comply with such system, and all rules and regulations established by Landlord in conjunction with such system, and shall cause its customers and employees to comply therewith; provided, however, that such system and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of the automobile parking area.

     Landlord shall at all times during the term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the term hereof exclude and restrain any person from use thereof; excepting, however, Tenant and its employees, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. Landlord shall also have the right to designate certain automobile parking areas as being for the exclusive use of one or more of the Tenants of Landlord. The rights of Tenant referred to in this Article shall at all times be subject to the rights of Landlord and the other tenants of Landlord to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said area free of any obstructions created or permitted by Tenant or resulting from Tenant's operations and to permit the use of any of said area only for normal parking and ingress and egress by said customers, patrons and service suppliers to and from the Building.

     Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether the same shall be surface, underground or other structure, and of making such changes therein from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the automobile parking area. Landlord agrees that it will not reduce the size of the automobile parking area during the Lease Term.

     11.2 EMPLOYEE PARKING
          ----------------

     It is understood and agreed that the employees of Tenant and the other tenants of Landlord within the Building shall not be permitted to park their automobiles in the portions of the automobile parking area which may from time to time be designated for patrons of the Building and that Landlord shall at all times have the right to establish rules and regulations for employee parking.

     11.3 PATRON PARKING
          --------------

     Landlord agrees to provide within the automobile parking area parking spaces for the patrons of Tenant and other tenants in the Building in sufficient number as from time to time Landlord shall deem appropriate.

     11.4 OTHER PARKING USERS
          -------------------

     Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize said automobile parking area, provided that such use does not interfere with Tenant's needs.

     Executed to take effect as a sealed instrument.

                              Middlesex Mutual Building Trust
                              Landlord


                              By:/s/ [Agent for the Trustees]
                                 -------------------------------
                                 Agent for the Trustees


                              Credit Technologies, Inc.
                              Tenant


                              By:/s/ Pamela D. A. Reeve
                                 -------------------------------

                                   Exhibit A
                               Third Floor Plan
                               235 Wyman Street

TENANT STANDARD BUILD OUT

404 WYMAN STREET



Tenant Entries shall consist of 3'-0" x 7'-10" solid core oak veneer door in
- --------------
solid oak frame with tempered glass sidelight 2'-6" x 7'-10". For tenants greater than 20,000 SF, Tenant Entries shall consist of one pair of 3'-0" x 7'- 10" solid core oak veneer doors in solid oak frames without sidelights. Hardware shall consist of mortise lever lockset, 2 pair butts, closer, silencers, floor stop, all satin stainless steel finish.

Tenant Interior Doors shall be 3'-0" x 7'-10" solid core oak veneer.  Door
- ---------------------
frames shall be hollow metal frames. Hardware shall consist of 1-1/2 pair butts, mortise lever handle hardware of which 20% locksets, 80% latchsets, silencers and floor stop. Provide one door and frame and hardware set per 25 linear feet of interior partitions.

Tenant Interior Partitions (ceiling high) shall extend from floor slab to 6"
- -----------------------------------------
above the ceiling, shall be braced to the structural slab above, and shall be constructed of 2 1/2 inch metal studs with one layer of 1/2 inch gypsum wallboard on each side. All partitions shall have 4 inch high resilient vinyl base on each side. Provide one linear foot of interior partition per 14 SF of usable area.

Tenant Interior Partitions/Demising Walls (floor to structural deck above) shall
- --------------------------------------------------------------------------
be constructed of 2 1/2 inch metal studs with two layers of 1/2 inch gypsum wallboard on one side, and one layer of 1/2 inch gypsum wallboard on the other side. All partitions shall have 4 inch high resilient vinyl base on each side. The vinyl base shall be selected from standard range of colors in the current Johnsonite catalog. Provide one linear foot of interior partition per 100 SF usable area.

Suspended Acoustical Ceilings shall be "Celotex Celotone Mineral Fiber Natural
- -----------------------------
Fissured Series Number MF-454, Product Code 42539", 24" x 24" x 3/4", with reveal edges, and white factory finish classified by U.L. Inc. for flame spread rating of 0-25 and labeled Class 25, Non-combustible, Fed. Spec. SS-S-118b, tested ASTM 84, 0.60.070 NRC. Panels shall be coded to clearly indicate direction of "mill-run". Suspension System shall be exposed grid "T" suspension system and suspension members shall be finished white. Ceiling height shall be 8'-6".

Painting:  All interior partitions shall receive two coats of semi-gloss latex
- --------
paint.  All doors and frames shall receive two coats of polyurethane.

Carpet for all Tenant Areas:  Carpet shall be Lees "Best Regards II" installed
- ---------------------------
direct glue-down. Carpet shall be selected from standard range of colors in the current catalog. Provide resilient base at both sides of interior partitions.

Lighting:  Provide one 2' x 4' parabolic fixture completely installed and
- --------
connected for each 100 SF of tenant area.

Single Pole Light Switches:  Provide one for each 350 SF of tenant area.  Cover
- --------------------------
plates shall be stainless steel, No. 4 finish.  Switches shall be white.

Duplex Wall Receptacles:  Provide one duplex wall receptacle for each 125 SF of
- -----------------------
tenant area. Cover plates shall be stainless steel, No. 4 finish. Receptacles shall be white.

Emergency Exit Lighting and Exit Signs:  Provide exit lighting in tenant areas
- --------------------------------------
as directed by Architect.

Fire Alarm Equipment:  Provide corridor smoke detectors and fire alarm speaker-
- --------------------
lights as directed by architect.

Sprinklers:  Provide complete sprinkling of tenant areas in conformance with
- ----------
code requirements, based on ordinary hazard occupancy.

Sprinkler Heads:  Fully concealed, white cover plate.  Provide one head per 160
- ---------------
SF of tenant area. Piping is sized to accommodate one head per 110 SF. Centering of heads in the ceiling tile shall be an additional expense.

               HOBBS BROOK OFFICE PARK - CLEANING SPECIFICATIONS
               -------------------------------------------------


DAILY:
- -----

1. Sweep, dry mop, or vacuum all floor areas of resilient wood or carpet, remove any gum and tar matter which has adhered to the floor.

2.   Clean all stairwells and stairs as required by type.

3. Damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

4.   Vacuum and spot clean all carpet areas.

5. Empty and damp wipe all ashtrays and waste baskets and remove all trash. Replace plastic liners as needed.

6. All glass entrance doors and interior glass doors and hardware are to be cleaned on both sides.

7. Dust all horizontal surfaces with treated dust cloth or feather duster, including furniture, files, equipment, blinds, oak trim, convector covers and louvers that can be reached without a ladder.

8.   Brush all fabric covered chairs with a lint brush as needed.

9.   Damp wipe all telephones, including dials and crevices as needed.

10. Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

11.  Wash water fountains, chalkboards, cafeteria tables and chairs.

12. Clean and vacuum freight and passenger elevator cabs and landing doors including elevator door tracts.

RESTROOMS:
- ---------

13. Refill all soap, toilet, sanitary napkin and towel dispensers. Replace plastic liners and waxed bags in sanitary disposal units.

14.  Damp mop floors and wash baseboards using detergent disinfectant.

15. Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors. Spot clean light switches, doors and walls.

16. Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.
                  ------------

WEEKLY:
- ------

1.   Spot clean carpet stains.

2. Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

3.   Spot wash interior partition glass and door glass to remove smudge marks.


MONTHLY:
- -------

1. Scrub and recondition resilient floor areas using buffable non-slip type floor finish (product to be approved by building management).

2.   Dust all ceiling and wall air supply and exhaust diffusers or grills.

3.   Wash all interior glass, both sides.

QUARTERLY:
- ---------

1. High dust all horizontal and vertical surfaces not reached in nightly cleaning such as: pipes, light fixtures, door frames, picture frames and other wall hangings.

2.   Vacuum/dust all open book shelves.

3.   Wash and polish vertical terrazzo or marble surfaces.

4. Damp wash diffusers, vents, grills and other such items, including surrounding wall or ceiling areas that are soiled.

SEMI-ANNUALLY:
- -------------

1.   Vacuum drapes, blinds, cornices and wall hangings.

2. Dust all storage areas, including shelves and contents such as: supply and stock closets and damp mop floor areas.

3. Strip and refinish all resilient floor areas using buffable non-slip floor finish (product will be approved by building management).

ANNUALLY:
- --------

1.   Wash light fixtures, including reflectors, globes, diffusers and trim.

2. Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias and washrooms.

3. Clean all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.